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                                   ADDENDUM TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                               ARNOLD M. ANDERSON
                                       AND
                               SUCCESSORIES, INC.


WHEREAS, Arnold M. Anderson (the "Employee") and Successories, Inc. (the "Company") previously entered into an Employment Agreement dated March 1, 1996, and an Amendment to the Employment Agreement dated January 14, 1997 (collectively the "Employment Agreement").

WHEREAS, the Employee and the Company have agreed to an addendum to the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties hereby agree as follows:

         Effective October 18, 1999, the Company elected and the Employee accepted the office of Founder and Chairman Emeritus, at which time the Company modified the Employee's duties and responsibilities consistent with the change in the Employee's title. The Employee hereby expressly consents to his employment as Founder and Chairman Emeritus and agrees that such employment and corresponding change in duties and responsibilities did not and shall not constitute "good reason" to support termination of the Employment Agreement under Paragraph 10.8 thereof. The Employee and the Company further agree that the Employee's employment as Founder and Chairman Emeritus did not and shall not constitute a breach of any provision of the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Employment Agreements as of this 16th day of February, 2000.


SUCCESSORIES, INC.                                  ARNOLD M. ANDERSON



------------------------------                      ---------------------------

By:  Gary J. Rovansek

Its:  Chief Executive Officer and President